As filed with the Securities and Exchange Commission on June 8, 2007
Registration No. 333-141976

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

PRE-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
VIASPACE INC.
(Exact name of registrant as specified in its charter)

Nevada	76-0742386
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

171 North Altadena Drive
Suite 101
Pasadena, CA 91107
(626) 768-3360
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Carl Kukkonen
President and Chief Executive Officer
VIASPACE Inc.
171 North Altadena Drive
Suite 101
Pasadena, CA 91107
(626) 768-3360
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Walter J. Mostek, Jr., Esq.
Drinker Biddle & Reath LLP
One Logan Square
18th & Cherry Streets
Philadelphia, Pennsylvania 19103

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 8, 2007
PROSPECTUS
VIASPACE INC.
19,711,327 Shares of Common Stock

     This prospectus relates to the reoffer and resale, from time to time, of up to 19,711,327 shares of common stock by the selling security holders listed on page 4 of this prospectus acquired by them in certain private placements with the Company.
     We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We will not receive any proceeds from the sale of any of the shares of common stock by the selling security holders. We may receive proceeds from the exercise of the warrants issued to Cornell and Gilford Securities Inc. under the securities purchase agreement unless the warrants are exercised on a “net exercise” basis. Cornell is not a registered broker-dealer. Gilford is a registered broker-dealer and is an “underwriter” within the meaning of the Securities Act of 1933, as amended.
     Our common stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol VSPC.OB. On June 7, 2007, the closing price of our common stock was $0.28 per share.
     In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to act as placement agent in connection with our financing in November 2006, which was subsequently terminated. We paid Newbridge a fee of $10,000 in the form of 12,327 shares of our common stock on November 2, 2006 for its services as our placement agent. Newbridge is an “underwriter” within the meaning of the Securities Act of 1933, as amended.
     The reoffer and resale of the shares of common stock covered by this prospectus will be made by the selling security holders listed in this prospectus or by the holders’ pledgees, donees, transferees, partners, or other successors in interest, in accordance with one or more of the methods described in the plan of distribution, which begins on page 7 of this prospectus.
     Investing in our securities involves a high degree of risk. See the discussion under the heading “Risk Factors” on page 2 of this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.
This prospectus is dated June 8, 2007.

     You should rely only on the information contained in this prospectus, including the financial statements and other information incorporated by reference into this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus or the date of the documents incorporated by reference in this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

PROSPECTUS SUMMARY
     This summary highlights key aspects of the information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus and the documents incorporated by reference into this prospectus carefully.
     References to “we,” “us,” “our,” and “our company” and “VIASPACE” refer to VIASPACE Inc., a Nevada corporation, and its consolidated subsidiaries.
The Company
     We are dedicated to commercializing proven space and defense technologies from NASA and the Department of Defense into hardware and software products. VIASPACE is developing these technologies into hardware and software products that we believe have the potential to fulfill high-growth market needs and solve today’s complex problems. We have expertise in energy/fuel cells, microelectronics, sensors and software for defense, homeland security and public safety, information and computational technology. VIASPACE has licensed patents, trade secrets, and software technology from California Institute of Technology (“Caltech”), which manages the Jet Propulsion Laboratory (“JPL”) for NASA. This technology was developed by scientists and engineers at JPL over the last decade and was funded by NASA and the Department of Defense. VIASPACE is working to leverage this large government research and development investment – made originally for space and defense applications – into commercial products.
     We operate through our ownership in subsidiaries Direct Methanol Fuel Cell Corporation (“DMFCC”), VIASPACE Security Inc., formerly known as Arroyo Sciences, Inc. (“VIASPACE Security”), and Ionfinity LLC (“Ionfinity”). As of December 31, 2006, we hold a 71.4% ownership interest in DMFCC, a 100% ownership interest in VIASPACE Security, and a 46.3% ownership interest in Ionfinity. We also own 73.9% of eCARmerce Inc., an inactive company that holds patents in the areas of interactive radio technology and owns 100% of Concentric Water Technology LLC, an inactive company that plans to explore water technologies that could solve the technical and cost limitations of traditional water purification methods. We may also pursue future opportunities based on technologies licensed from Caltech and other organizations. Our principal offices are located at 171 North Altadena Drive, Suite 101, Pasadena, CA 91107. Our telephone number is (626) 768-3360. Our web site is www.VIASPACE.com . The information contained on our web site is not included in or incorporated by reference into this prospectus.
     We are the successor organization to ViaSpace Technologies LLC, a Delaware limited liability company that was founded in July 1998. On June 22, 2005, ViaSpace Technologies LLC was merged with and into Global-Wide Publication Ltd., a Nevada corporation incorporated on July 14, 2003. As part of the transaction, we changed the name of the surviving entity, Global-Wide Publication Ltd., to our present name, VIASPACE Inc.
     Upon the closing of the merger, pursuant to an acquisition agreement dated May 19, 2005, we sold all of our interest in Marco Polo World News Inc., a British Columbia, Canada corporation that was engaged in the production and distribution of an ethnic bilingual (English/Italian) weekly newspaper called “Marco Polo,” to Rino Vultaggio, a former director and officer of the company. As of June 22, 2005, we no longer have any active operations in the newspaper publication business.
This Offering
     On August 16, 2005, we entered into a two-year consulting agreement with Synthetic/A/(America) Ltd. pursuant to which Synthetic/A provides us with various consulting and advisory services relating to capital market goals, strategic business planning, financial controls, regulatory compliance, revenue generation and business development. As part of the consideration for such services, we issued Synthetic/A warrants to purchase an aggregate of 1,000,000 shares of our common stock at an exercise price of $4.00 per share.
     On March 8, 2007, we entered into a securities purchase agreement with Cornell Capital Partners, LP pursuant to which we agreed to issue and sell to Cornell 5,175,000 Class A units and 600,000 Class B units. Each Class A Unit is comprised of 2.2609 shares of our common stock, $0.001 par value per share, and one (1) Class A Warrant to purchase one (1) share of our common stock at an exercise price of $0.30. Each Class B Unit is comprised of one (1) share of our common stock, and one (1) our Class B Warrant to purchase one (1) share of our common stock at an exercise price of $0.40. The warrants are subject to adjustment of the exercise price if we issue options or convertible securities, or in the case of a stock split, stock dividend, recapitalization, combination or otherwise, or if we sell shares of common stock for a price less than the exercise price of the warrants in effect prior to such sale.

     In connection with the securities purchase agreement, we amended the exercise price of an aggregate of 5,775,000 warrants to purchase common stock that are held by Cornell. Such warrants were amended as follows: the exercise price of 1,500,000 of the warrants was amended from $0.50 to $0.30; the exercise price of 2,000,000 of the warrants was amended from $0.60 to $0.30; the exercise price of 885,000 of the warrants was amended from $0.75 to $0.30; the exercise price of 790,000 of the warrants was amended from $0.95 to $0.30, and the exercise price of 600,000 of the warrants was amended from $1.15 to $0.40.
     We engaged Newbridge Securities Corporation, a registered broker-dealer, to act as placement agent in connection with our financing in November 2006, which was subsequently terminated. We paid Newbridge a fee of $10,000 in the form of 12,327 shares of our common stock on November 2, 2006 for its services as our placement agent. Newbridge is an “underwriter” within the meaning of the Securities Act of 1933, as amended.
     In consideration for certain brokerage services provided by it in connection with our November 2006 financing, we issued Gilford Securities Inc. warrants to purchase a total of up to 200,000 shares of our common stock at $0.60 per share, and a warrant to purchase 160,000 shares of our common stock for a period of five years at an exercise price of $0.60 per share, such warrants are subject to adjustment pursuant to their terms. On March 8, 2007, we issued Gilford warrants to purchase a total of up to 264,000 shares of our common stock at $0.30 per share. Gilford is entitled to warrants to purchase common stock under that certain Engagement Letter dated September 12, 2006, as amended on November 1, 2006, by and between us and Gilford, as described in our periodic report on Form 10-QSB for the period ending September 30, 2006. Gilford is a registered broker-dealer and is an “underwriter” within the meaning of the Securities Act of 1933, as amended.
     This registration statement covers the resale of up to (1) 1,000,000 shares of our common stock issuable to Synthetic/A/(America) Ltd. upon exercise of warrants issued to Synthetic/A/(America) Ltd., (2)12,300,000 shares of common stock issued to Cornell Capital Partners, LP, (3) 5,775,000 shares of common stock issuable upon exercise of the warrants issued and issuable to Cornell Capital Partners, LP in connection with the March 8, 2007 securities purchase agreement, (4) 624,000 shares of common stock issuable upon exercise of the warrants issued and to be issued to Gilford Securities Inc. in connection with our March 8, 2007 and November 2, 2006 securities purchase agreements, (5)12,327 shares of common stock issued to Newbridge Securities Corporation in connection with our financing in November 2006. We are not aware of any affiliation among Cornell, Newbridge or Gilford. Cornell Capital Partners, LP. is managed by Yorkville Advisors, LLC and Yorkville makes all investment decisions for Cornell. Synthetic/A/(America) Ltd. is not a broker-dealer or an affiliate of a broker-dealer.
RISK FACTORS
     In addition to the risk factors we incorporate by reference in this prospectus from our annual report on Form 10-KSB, as amended, and other documents we file pursuant to the Securities Exchange Act of 1934, we include the following risk factors relating to this offering. The following risk factors, including the risk factors incorporated by reference, should be carefully considered in evaluating our company and our business. Investing in our common stock involves a high degree of risk, and you should be able to bear the complete loss of your investment. We also caution you that this prospectus includes forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. Future events and circumstances and our actual results could differ materially from those projected in any forward-looking statements. You should carefully consider the risks described below, the other information in this prospectus, the documents incorporated by reference herein and the risk factors discussed in our other filings with the SEC when evaluating our company and our business. The risks and uncertainties described below and incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known by us or that we currently deem immaterial also may impair our business operations. If any of the risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or part of the money paid to buy our common stock.
Risks related to the Warrants
The warrants may have an adverse impact on the market value of our common stock.
     The sale of stock issuable upon exercise of the warrants issued or issuable in connection with our November 2, 2006 and March 8, 2007 private placements, or even the possibility of their sale, may adversely affect the trading market for our common stock and adversely affect the prevailing market price of our common stock.
     The existence of rights under such warrants to acquire our common stock at fixed prices may prove a hindrance to our efforts to raise future equity and debt funding, and the exercise of such rights will dilute the percentage ownership interest of our stockholders and may dilute the value of their ownership.

The warrants may adversely affect our operational flexibility.
     The terms of the November 2, 2006 and March 8, 2007 private placements impose restrictions on us that may affect our ability to successfully operate our business. The transaction documents contain a number of covenants that may restrict our ability to operate, including, among other things, covenants that restrict our ability:
•	to incur additional indebtedness;

•	to pay dividends on our capital stock (except for our preferred stock);

•	to redeem or repurchase our common stock;

•	to issue shares of common stock, or securities convertible into common stock;

•	to use our assets as security in other transactions;

•	to create liens on our assets; and

•	to enter into certain transactions with affiliates.
Certain events could result in adjustments in the exercise price of our warrants.
     The exercise price of our warrants is subject to adjustment under certain circumstances. If we sell shares of common stock for a price less than the exercise price of the warrants in effect prior to such sale, the exercise price of the warrants could be reduced. In addition, the exercise price of the warrants could be reduced if we issue options or convertible securities, or in the case of a stock split, stock dividend, recapitalization, combination or otherwise. Existing stockholders will experience significant dilution from our sale of shares and warrants.
     Any subsequent sale of shares and warrants will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline significantly.
FORWARD-LOOKING STATEMENTS
     This prospectus contains “forward-looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project”, “should” and similar expressions are intended to identify forward-looking statements. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; the commercial viability of our products and offerings; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this prospectus. Subject at all times to relevant federal and state securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
USE OF PROCEEDS
     We will not receive any of the proceeds from the sale of the shares by the selling security holders, nor will any of the proceeds be available for our use or otherwise for our benefit. All proceeds from the sale of the shares will be for the account of the selling security holders. We may receive proceeds from the exercise of the warrants issued to Cornell and Gilford Securities Inc. under the securities purchase agreement, unless the warrants are exercised on a “net exercise” basis. If the warrants are exercised on a “net exercise” basis, the exercising holder would receive fewer shares of common stock, depending on the closing bid price of the common stock on the date of exercise of the warrant, than otherwise would be received upon an exercise for cash. We will use the net proceeds, if any, from the exercise of warrants for working capital and general corporate purposes.
      As of March 31, 2007, we had used $2,515,000 from the proceeds of the sale of securities to Cornell, including $1,082,771 for payment of employee salaries and benefits, $578,600 for transaction expenses, $389,432 for professional fees and the remainder for working capital purposes. We expect to use the remaining proceeds of $1,175,000 for working capital and general corporate purposes.

SELLING SECURITY HOLDERS
     On March 8, 2007, we entered into a securities purchase agreement with Cornell Capital Partners, LP pursuant to which we agreed to issue and sell to Cornell 5,175,000 Class A units and 600,000 Class B units. Each Class A Unit is comprised of 2.2609 shares of common stock, $0.001 par value per share, and one (1) Class A Warrant to purchase one (1) share of common stock at an exercise price of $0.30. Each Class B Unit is comprised of one (1) share of common stock, and one (1) Class B Warrant to purchase one (1) share of common stock at an exercise price of $0.40. Gilford Securities Inc. provided brokerage services in connection with this private placement and as part of the consideration for such services we issued it five-year warrants to purchase a total of 624,000 shares of our common stock. In connection with the issuance of these securities, we agreed to register the shares of our common stock issuable upon exercise of the warrants issued and issuable to Cornell, and the shares of common stock issuable upon exercise of all of the warrants issued and issuable to Gilford.
     Newbridge Securities Corporation agreed to act as our exclusive placement agent in connection with our November 2006 financing and, in consideration for such services, we issued it 12,327 shares of our common stock. In connection with the transaction, we agreed to register the shares of our common stock issued to Newbridge.
     On August 16, 2005, we entered into a two-year consulting agreement with Synthetic/A/(America) Ltd. pursuant to which Synthetic/A provides us with various consulting and advisory services relating to capital market goals, strategic business planning, financial controls, regulatory compliance, revenue generation and business development. As part of the consideration for such services, we issued Synthetic/A warrants to purchase an aggregate of 1,000,000 shares of our common stock at an exercise price of $4.00 per share.
     With the exception of the selling security holders’ participation in our November 2006 financing, our March 8, 2007 private placement and Synthetic/A/(America) Ltd.’s consulting and advisory relationship with us, none of the selling security holders has had any position, office, or other material relationship with us or our affiliates during the last three years.
     The following table sets forth the name of the selling security holders, the number of shares of common stock known to us to be beneficially owned by the selling security holders as of June 7, 2007 (based on the selling security holders’ representations regarding their ownership), and the number of shares of common stock being registered for sale. The term “selling security holders” includes the stockholders listed below and their respective transferees, assignees, pledgees, donees or other successors. We are unable to determine the exact number of shares that will actually be sold because the selling security holders may sell all or some of their shares, we are not aware of any agreements, arrangements or understandings with respect to the sale of any of the shares. The following table assumes that each of the selling security holders will sell all of the shares being offered for its account by this prospectus. The selling security holders may also offer less than the number of shares indicated.

	Number of Shares				Number of Shares to	Percentage of
	Owned Beneficially		Maximum Number of		be Owned After the	Ownership After the
NAME	Prior to the Offering		Shares to be Offered		Offering	Offering
Cornell Capital Partners, LP (1)	18,075,000	(2)	18,075,000	(3)	0	*
Gilford Securities Inc. (4)	624,000	(5)	624,000	(5)	0	*
Newbridge Securities Corporation (6)	12,327	(7)	12,327	(7)	0	*
Synthetic/A/(America) Ltd. (8)	1,000,000	(9)	1,000,000	(9)	0	*

TOTAL	19,711,327		19,711,327		0	*

*	Less than 1%

(1)	Mark Angelo has investment discretion over securities held by Cornell Capital Partners, LP.

(2)	Includes shares of our common stock issuable upon exercise of the five-year warrants to purchase a total of 5,775,000 shares of our common stock issued under the March 8, 2007 securities purchase agreement. The warrants provide for the purchase of 5,175,000 shares of our common stock at an exercise price of $0.30 per share and 600,000 shares of our common stock at an exercise price of $0.40 per share.

The terms of the warrants generally prevent Cornell from exercising the warrants, as the case may be, to the extent the conversion or exercise would result in Cornell beneficially owning more than 4.99% of the outstanding shares of our common stock. Accordingly, Cornell’s beneficial ownership reflected above excludes such additional shares of our common stock that may be issued upon exercise of the warrants.

(3)	Includes 12,300,000 shares of our common stock and 5,775,000 shares of our common stock issuable upon exercise of the five-year warrants to purchase a total of 18,075,000 shares of our common stock issued under the March 8, 2007 securities purchase agreement,

(4)	Ralph Worthington IV has sole investment and voting power over the securities of the Company held by Gilford Securities Inc.

(5)	Includes 200,000 shares of common stock issuable upon exercise of a warrant issued in connection with our November 2006 financing, 160,000 shares of common stock issuable upon exercise of a warrant to be issued upon filing of the registration statement of which this prospectus is a part, and 264,000 shares issued under the March 8, 2007 securities purchase agreement. The exercise price for 360,000 warrants is $0.60 per share and for 264,000 warrants is $0.30 per share.

(6)	Guy Amico has investment discretion over securities held by Newbridge Securities Corporation.

(7)	Includes 12,327 shares of common stock issued in connection with our November 2006 financing.

(8)	Maurizio Vecchione, Barry Hall and Bruce Goldstein share investment and voting power over all of the securities of the Company held by Synthetic/A/(America) Ltd.

(9)	Includes 1,000,000 shares of common stock issuable upon exercise of warrants issued in connection with our August 16, 2005 consulting agreement with Synthetic/A. The warrants may be exercised at a price of $4.00 per share.

DESCRIPTION OF CAPITAL STOCK
General
     We are authorized by our articles of incorporation, as amended, to issue an aggregate of 800,000,000 shares of our common stock, par value $.001 per share, and an aggregate of 10,000,000 shares of our preferred stock, par value $.001 per share. The following summary is qualified in its entirety by reference to our articles of incorporation, as amended.
Common Stock
     As of June 7, 2007, an aggregate of 304,080,413 shares of our common stock were issued and outstanding, and were held by 35 stockholders of record. The shares of our common stock currently outstanding are validly issued, fully paid, and nonassessable.
     Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation. The lack of cumulative voting rights could delay, defer or prevent a change in control of the company.
     Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.
Preferred Stock
     As of June 7, 2007, we have not issued any shares of preferred stock. Our articles of incorporation and bylaws do not stipulate any material rights of preferred stockholders such as preferences over common stock in the event of liquidation, dissolution or winding up of the company. We will amend our articles of incorporation to include details of such rights if we decide to issue preferred stock in the future and if we decide to give the preferred stock any preferential rights.

Limitation on Liability
Our articles of incorporation provide that a director or officer of our company shall not be personally liable to us or our stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability:
•	for acts or omissions which involve intentional misconduct, fraud or knowing violation of the law; or

•	for payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.
     Any repeal or modification of these provisions of our articles of incorporation will be prospective only, and will not adversely affect any limitation on the personal liability of a director or officer of the company for any acts or omissions prior to such repeal or modification.
     Our bylaws provide that we will indemnify each of our directors, our secretary and any assistant secretary of the company for costs, charges and expenses incurred by them by reason of their being or having been a director, secretary or assistant secretary, as the case may be, of the company. Our bylaws also provide that our board of directors may cause us to indemnify an officer or agent of the company for costs, charges and expenses incurred by any of them by reason of their being or having been an officer or agent, as the case may be, of the company.
     We maintain directors’ and officers’ liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.
Change of Control Provisions
     Neither our articles of incorporation nor bylaws currently contain any provision that would delay, defer, or prevent a change in control of the company.
Nevada State Law
     Sections 78.378–78.3793 of the Nevada Revised Statutes restrict the acquisition of a controlling interest in a Nevada corporation that does business in Nevada (directly or through an affiliated corporation) and that has 200 or more stockholders, at least 100 of whom are stockholders of record and residents of Nevada. While we have not opted out of these provisions of the Nevada Revised Statutes, we do not satisfy the foregoing criteria and, accordingly, these provisions are presently inapplicable to us. These provisions may, however, apply to us in the future.
     For purposes of these provisions, a controlling interest is defined as ownership of a corporation’s common stock sufficient to enable a person directly or indirectly and individually or in association with others to exercise voting power over at least one-fifth but less than one-third of the common stock, or at least one-third but less than a majority of the common stock, or a majority or more of the common stock. The effect of these provisions of the Nevada Revised Statutes is that the acquiring person and those acting in association with the acquiring person obtain only such voting rights in the control shares as are conferred by a resolution of the remaining stockholders of the corporation. If the control shares are not accorded full voting rights, under certain circumstances a corporation may call for redemption of all the control shares at the average price paid for the control shares. If the control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.
     Sections 78.411–78.444 of the Nevada Revised Statutes do apply to us. These provisions generally prohibit any business combination involving a corporation and an interested stockholder (a person that beneficially owns 10% or more of the common stock of the corporation) (A) within three years after the date (the “Acquisition Date” ) the interested stockholder became an interested stockholder, unless, prior to such date of acquisition, the corporation’s board of directors had approved the combination or the purchase of shares resulting in the interested stockholder becoming an interested stockholder; or (B) unless three years have elapsed since the Acquisition Date and the combination has been approved by the holders of a majority of the common stock not owned by the interested stockholder and its affiliates and associates; or (C) unless the holders of common stock will receive in such combination, cash and/or property having a fair market value equal to the higher of (a) the market value per share of common stock on the date of announcement of the combination or the Acquisition Date, whichever is higher, plus interest compounded annually through the date of consummation of the combination less the aggregate amount of any cash dividends and the market value of other dividends, or (b) the highest price per share paid by the interested stockholder for shares of common stock acquired at a time when he owned 5% or more of the outstanding shares of common stock and which acquisition occurred at any time within three years before the date of announcement of the combination or the Acquisition Date, whichever results in the higher price, plus interest compounded annually from the earliest date on which such highest price per share was paid less the aggregate amount of any cash dividends and the market value of other dividends.

     For purposes of these provisions, a “business combination” is generally defined to include (A) any merger or consolidation of a corporation or a subsidiary with or into an interested stockholder or an affiliate or associate; (B) the sale, lease or other disposition by a corporation to an interested stockholder or an affiliate or associate of assets of that corporation representing 5% or more of the value of its assets on a consolidated basis or 10% or more of its earning power or net income; (C) the issuance by a corporation of any of its securities to an interested stockholder or an affiliate or associate having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of that corporation; (D) the adoption of any plan to liquidate or dissolve a corporation proposed by or under an agreement with the interested stockholder or an affiliate or associate; (E) any receipt by the interested stockholder or an affiliate, except proportionately as a stockholder, of any loan, advance, guarantee, pledge or other financial assistance or tax credit or other tax advantage; and (F) any recapitalization or reclassification of securities or other transaction that would increase the proportionate shares of outstanding securities owned by the interested stockholder or an affiliate.
PLAN OF DISTRIBUTION
     The selling security holders have advised us that they may sell or distribute their shares of our common stock directly to purchasers as principals or indirectly through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the Over-the-Counter Bulletin Board or (ii) in transactions, otherwise than on the Over-the-Counter Bulletin Board, in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling security holders or by agreement between the selling security holders and underwriters, brokers, dealers or agents, or purchasers. If the selling security holders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling security holders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).
     In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to act as placement agent in connection with our November 2006 financing. We paid Newbridge a fee of $10,000 in the form of 12,327 shares of our common stock on November 2, 2006 for its services under a placement agent agreement. Newbridge is an “underwriter” within the meaning of the Securities Act of 1933, as amended. The Placement Agent Agreement dated as of November 2, 2006, by and between us and Newbridge provides that Newbridge will act as our exclusive placement agent in connection with the issuance and sale of up to $20,000,000 of our common stock to Cornell Capital Partners, LP. We agreed to issue to Newbridge or its designee shares of our common stock in an amount equal to $10,000 divided by the volume weighted average price of the common stock, as quoted by Bloomberg, LP on the date of the agreement . We and Newbridge agreed to indemnify each other with respect to claims arising in connection with the placement agent agreement or, in the case of Newbridge, the materials used in connection with the offer and sale of the common stock. The agreement terminated upon the completion of the sale of our common stock to Cornell Capital Partners, LP.
     Cornell Capital Partners, LP was formed in February 2000 as a Delaware limited partnership. Cornell is a domestic hedge fund in the business of investing in and financing public companies. Cornell is not a registered broker-dealer. Cornell does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.
     Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling security holders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling security holders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
     We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling security holders to pay these expenses. We have agreed to indemnify Cornell Capital Partners, LP and its controlling persons against certain liabilities. We estimate that the expenses of the offering to be borne by us will be approximately $47,727. We will not receive any proceeds from the sale of any of the shares of common stock by the selling security holders. We may receive proceeds from the exercise of the warrants issued to Cornell and Gilford Securities Inc. under the securities purchase agreement unless the warrants are exercised on a “net exercise” basis. We plan to use all such proceeds for general working capital purposes. See “Use of Proceeds.”
     The selling security holders are subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and its regulations, including Regulation M. Under Regulation M, the selling security holders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling security holders are distributing shares covered by this prospectus. Pursuant to the requirements of Item 512 of Regulation S-B and as stated in Part II of this Registration Statement, we must file a post-effective amendment to the accompanying Registration Statement once informed of a material change from the information set forth with respect to the Plan of Distribution.
LEGAL MATTERS
     Cane Clark LLP has provided us with an opinion as to the validity of the shares of common stock offered by this prospectus.
EXPERTS
     The consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-KSB/A Amendment No. 1 for the fiscal year ended December 31, 2006 have been so incorporated in reliance on the report of Singer Lewak Greenbaum & Goldstein LLP, independent registered public accounting firm, to the extent and for the periods indicated in their report appearing in the Annual Report on Form 10-KSB/A Amendment No. 1 incorporated by reference herein to this prospectus, given on the authority of said firm as an expert in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
          We have filed with the SEC a registration statement (including the exhibits, schedules and amendments to the registration statement) under the Securities Act for the shares of common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the shares of common stock offered by this prospectus, please refer to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to, are not necessarily complete and, where the contract, agreement or other document is an exhibit to the registration statement, each statement is qualified in all respects by the provisions of the exhibit, to which reference is now made.
          We file annual, quarterly and current reports, proxy statements, and other information with the SEC. These reports, proxy statements, and other information concerning us can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. We maintain a website with the address www.VIASPACE.com. We are not including the information contained on our website as part of, or incorporating it by reference into, this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
          The SEC allows us to incorporate by reference in this prospectus the information we file with them, which means that we can disclose important information to you by referring you to the documents we have filed with the SEC. Any information in documents incorporated by reference into this prospectus is considered part of this prospectus. We incorporate by reference the documents listed below which have been filed or will be filed, as the case may be, with the SEC:

•	our Annual Report on Form 10-KSB for our fiscal year ended December 31, 2006, as amended;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007; and

•	our Current Reports on Form 8-K or 8-K/A filed on January 3, 2007, January 8, 2007, January 16, 2007, January 17, 2007, January 22, 2007, January 24, 2007, January 31, 2007, February 5, 2007, February 7, 2007, February 12, 2007, February 14, 2007, February 20, 2007, February 21, 2007, February 26, 2007, February 28, 2007, March 6, 2007, March 13, 2007, March 30, 2007, April 2, 2007, April 3, 2007, April 9, 2007, April 11, 2007, April 16, 2007, April 18, 2007, April 25, 2007, May 2, 2007, May 7, 2007, May 9, 2007, May 11, 2007, May 14, 2007, May 15, 2007, May 21, 2007, May 23, 2007, May 30, 2007, June 6, 2007 and June 8, 2007; and

•	all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering.
          Any statement contained in a document incorporated by reference into this prospectus will be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.
          We will provide to you without charge, upon receipt of your written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits which are not specifically incorporated by reference into such documents. You should direct written or telephone requests to Dr. Carl Kukkonen, 171 North Altadena Drive, Suite 101, Pasadena, CA 91107, telephone (626) 768-3360.
MATERIAL CHANGES
          At the time of filing our Form 10-KSB for the year ended December 31, 2005, our subsidiary, VIASPACE Security, was in negotiations to partner with a large defense contractor to work on a government sponsored proposal for demonstrating an advanced cargo security container system for trans-global maritime security. Our subsidiary completed negotiations with the large defense contractor, L-3 Communications, Security and Detection System, in June 2006. Additional information regarding our subsidiary’s work with L-3 Communications, Security and Detection System is in our public filings with the Securities and Exchange Commission.
          There have been no material changes in our affairs since December 31, 2006 that have not been described in our Annual Report on Form 10-KSB/A Amendment No. 1 for the fiscal year then ended, our Quarterly Report on Form 10-Q, or our Current Reports on Form 8-K
or 8-K/A.

19,711,327 SHARES OF COMMON STOCK
VIASPACE INC.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
          We have agreed to bear certain expenses in connection with the registration and sale of the shares being offered by the selling security holders. The following is an itemization of all expenses (subject to future contingencies) we incurred or are expected to incur in connection with the issuance and distribution of the shares being offered hereby (other than underwriting discounts and commissions):

Securities and Exchange Commission registration fee	$227
Printing and engraving expenses	$2,500	*
Accounting fees and expenses	$10,000	*
Legal fees and expenses	$15,000	*
Transfer agent and registrar fees and expenses	$2,000	*
Miscellaneous	$3,000	*
Total	$32,727	*

*	Represents an estimated amount of the expense.
Item 15. Indemnification of Directors and Officers.
          Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.
          Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation. That is not the case with our articles of incorporation which exclude directors from immunity in situations that include:
1.	a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.
          Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law, provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers, and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:
1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our board of directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

4.	such indemnification is required to be made pursuant to the bylaws.
          In addition, we have indemnified individual directors and officers under individual contract, provided, that we shall not be liable to any director or officer for any claim made against that person:
1.	for which payment is made to that person under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

2.	based upon or attributable to the director or officer gaining in fact any personal profit or advantage that he was not legally entitled to;

3.	for an accounting of profits made from the purchase or sale by the director or officer of securities of the registrant within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law; or

4.	brought about or contributed to by the dishonesty of the director or officer seeking payment where final adjudication establishes that he committed (i) acts of active and deliberate dishonesty; or (ii) with actual dishonest purpose and intent which were material to the cause of action adjudicated.
          Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.
          Our bylaws also provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.
Item 16. Exhibits.
          The following is a list of exhibits filed as a part of this registration statement. Where so indicated by footnote, exhibits that were previously filed are incorporated herein by reference.

Exhibit
Number	Item
2.1	Share Purchase Agreement dated August 29, 2003 between Marco Polo World News Inc., Rino Vultaggio and Global-Wide Publication Ltd. (incorporated herein by reference to Exhibit 4.1 of our registration statement on Form SB-2 filed on November 21, 2003).

2.2	Agreement and Plan of Merger Among ViaSpace Technologies LLC, Robert Hoegler and Global-Wide Publication Ltd. dated June 15, 2005 (incorporated by reference to Exhibit 1.1 of our current report on Form 8-K filed on June 20, 2005).

2.3	Stock Option Agreement between Global-Wide Publication Ltd., ViaSpace Technologies LLC, and SNK Capital Trust dated June 15, 2005 (incorporated by reference to Exhibit 1.2 of our current report on Form 8-K filed on June 20, 2005).

2.4	Acquisition Agreement between Global-Wide Publication Ltd. and Rino Vultaggio dated May 19, 2005 (incorporated by reference to Exhibit 2.2 of our current report on Form 8-K filed on June 23, 2005).

2.5	Share Purchase Agreement between Global-Wide Publication Ltd. and Robert Hoegler dated May 19, 2005 (incorporated by reference to Exhibit 2.3 of our current report on Form 8-K filed on June 23, 2005).

4.1	Securities Purchase Agreement dated March 8, 2007, by and between the Company and Cornell Capital Partners, LP (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on March 13, 2007).

4.2	Registration Rights Agreement dated March 8, 2007, by and between the Company and Cornell Capital Partners, LP (incorporated by reference to Exhibit 10.2 of our current report on Form 8-K filed on March 13, 2007).

5.1	Opinion of Cane Clark LLP.**

23.1	Consent of Singer Lewak Greenbaum & Goldstein LLP.*

23.2	Consent of Cane Clark LLP (included in Exhibit 5.1).**

24	Power of Attorney (see page II-6 of this Form S-3).**

99.1	Placement Agent Agreement dated as of November 2, 2006, by and between the Company and Newbridge Securities Corporation.**

Exhibit
Number	Item

99.2	Engagement Letter dated September 12, 2006, by and between the Company and Gilford Securities Inc.**

99.3	Amendment No.1 to Engagement Letter with Gilford Securities Inc. dated as of November 1, 2006**

99.4	Fee Payment Agreement dated as of November 1, 2006, by and between the Company and Gilford Securities Inc.**

*	Filed herewith

**	Previously Filed

Item 17. Undertakings.
          The undersigned registrant hereby undertakes:
          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;
               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
               (iii) Include any additional or changed material information on the plan of distribution.
          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
          (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and
               (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”) may be permitted to directors officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
           Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than the registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pasadena, State of California, on June 8, 2007.

VIASPACE INC.

By:	/s/ Stephen J. Muzi

Stephen J. Muzi
Chief Financial Officer
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	CAPACITY	DATE
* Carl Kukkonen	Director and Chief Executive Officer (Principal Executive Officer)	June 8, 2007

/s/ Stephen J. Muzi Stephen J. Muzi	Chief Financial Officer (Principal Financial and Accounting Officer)	June 8, 2007

* Amjad S. Abdallat	Director	June 8, 2007

* Nobuyuki Denda	Director	June 8, 2007

* Angelina Galiteva	Director	June 8, 2007

* General Bernard R. Randolph	Director	June 8, 2007

* Rick Calacci	Director	June 8, 2007

* By:	/s/ Stephen J. Muzi

Stephen J. Muzi
Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Item
2.1	Share Purchase Agreement dated August 29, 2003 between Marco Polo World News Inc., Rino Vultaggio and Global-Wide Publication Ltd. (incorporated herein by reference to Exhibit 4.1 of our registration statement on Form SB-2 filed on November 21, 2003).

2.2	Agreement and Plan of Merger Among ViaSpace Technologies LLC, Robert Hoegler and Global-Wide Publication Ltd. dated June 15, 2005 (incorporated by reference to Exhibit 1.1 of our current report on Form 8-K filed on June 20, 2005).

2.3	Stock Option Agreement between Global-Wide Publication Ltd., ViaSpace Technologies LLC, and SNK Capital Trust dated June 15, 2005 (incorporated by reference to Exhibit 1.2 of our current report on Form 8-K filed on June 20, 2005).

2.4	Acquisition Agreement between Global-Wide Publication Ltd. and Rino Vultaggio dated May 19, 2005 (incorporated by reference to Exhibit 2.2 of our current report on Form 8-K filed on June 23, 2005).

2.5	Share Purchase Agreement between Global-Wide Publication Ltd. and Robert Hoegler dated May 19, 2005 (incorporated by reference to Exhibit 2.3 of our current report on Form 8-K filed on June 23, 2005).

4.1	Securities Purchase Agreement dated March 8, 2007, by and between the Company and Cornell Capital Partners, LP (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on March 13, 2007).

4.2	Registration Rights Agreement dated March 8, 2007, by and between the Company and Cornell Capital Partners, LP (incorporated by reference to Exhibit 10.2 of our current report on Form 8-K filed on March 13, 2007).

5.1	Opinion of Cane Clark LLP.**

23.1	Consent of Singer Lewak Greenbaum & Goldstein LLP.*

23.2	Consent of Cane Clark LLP (included in Exhibit 5.1).**

24	Power of Attorney (see page II-6 of this Form S-3).**

99.1	Placement Agent Agreement dated as of November 2, 2006, by and between the Company and Newbridge Securities Corporation.**

99.2	Engagement Letter dated September 12, 2006, by and between the Company and Gilford Securities Inc.**

99.3	Amendment No.1 to Engagement Letter with Gilford Securities Inc. dated as of November 1, 2006**

99.4	Fee Payment Agreement dated as of November 1, 2006, by and between the Company and Gilford Securities Inc.**

*	Filed herewith

**	Previously Filed